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EXHIBIT 23.4    CONSENT AND SUBSCRIPTION RIGHTS OPINION OF KELLER & COMPANY,
                INC.
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                                                                   Exhibit 23.4
              [LETTERHEAD OF KELLER & COMPANY, INC. APPEARS HERE]


September 22, 1998



Re:  Valuation Appraisal of Grand Central Financial Corp.
     Central Federal Savings and Loan Association of Wellsville
     Wellsville, Ohio


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Central Federal Savings and Loan Association of Wellsville and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by Grand Central Finanial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Central Federal Savings and Loan Association.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
   --------------------------
     Michael R. Keller
     President
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              [LETTERHEAD OF KELLER & COMPANY, INC. APPEARS HERE]


September 22, 1998


The Board of Directors
Central Federal Savings and Loan Association
601 Main Street
Wellsville, Ohio 43968

Re:  Subscription Rights - Conversion of Central Federal Savings and Loan
                           Association of Wellsville

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of Grand Central Financial Corp. (the "Corporation"), Wellsville, Ohio, in regard to the conversion of Central Federal Savings and Loan Association of Wellsville ("Central Federal" or the "Association") from a federal-chartered mutual savings and loan association to a federal-chartered stock savings and loan association.

Because the Subscription Rights to purchase shares of Common Stock in the Corporation, which are to be issued to the depositors of Central Federal, and the other members of the Association and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.


/s/ Michael R. Keller
Michael R. Keller
President